UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 15, 2020

Silver bull resources, inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Dunsmuir Street, Suite 1610 Vancouver, B.C.		V7Y 1K4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	604-687-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

On September 15, 2020, Silver Bull Resources, Inc. (“Silver Bull” or the “Company”) filed a certificate of change with the Secretary of State of the State of Nevada to effect a one-for-eight reverse stock split of the shares of Silver Bull common stock (the “Reverse Stock Split”). The Reverse Stock Split and ratio were previously approved by the Company’s board of directors.

As a result of the Reverse Stock Split, every eight pre-split shares of issued and outstanding common stock of the Company were combined and reclassified into one post-split share of common stock of the Company. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional share that otherwise would have been issued as a result of the Reverse Stock Split was rounded up to the nearest whole share. In connection with the Reverse Stock Split, the 300,000,000 pre-split authorized shares of Silver Bull common stock were proportionately reduced to 37,500,000 post-split authorized shares of Silver Bull common stock.

The Reverse Stock Split became effective as of 12:01 a.m. Pacific Daylight Time on September 18, 2020, and Silver Bull common stock began trading on the Toronto Stock Exchange and the OTCQB on a post-split basis at the open of business on September 18, 2020. The post-split common stock of the Company has a new CUSIP number (827458209), but the par value and other terms of the common stock are not affected by the Reverse Stock Split.

As a result of the Reverse Stock Split, each shareholder’s percentage ownership interest in the Company and proportional voting power was virtually unchanged, except for minor adjustments that may have resulted from rounding fractional shares into whole shares. The rights and privileges of the holders of Silver Bull common stock are unaffected by the Reverse Stock Split. As a result of the Reverse Stock Split, all options outstanding immediately prior to the Reverse Stock Split were adjusted by dividing the number of shares of common stock into which the options are exercisable by eight and multiplying the exercise price thereof by eight, all in accordance with the terms of the plans, agreements or arrangements governing such options.

Any shareholder of Silver Bull common stock who holds its shares in book-entry or other electronic form does not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in its account. Any shareholder of Silver Bull common stock who hold its shares in certificated form will be mailed a letter of transmittal providing instructions for how to exchange its existing stock certificate for a stock certificate with a stamp indicating the new CUSIP number.

Under Nevada law, because the Reverse Stock Split was approved by the board of directors of the Company in accordance with Section 78.207 of the Nevada Revised Statutes (“NRS”), no shareholder vote was required. Pursuant to NRS Section 78.207, a company may effect a reverse stock split without a shareholder vote if (i) both the number of authorized shares of the common stock and the number of issued and outstanding shares of common stock are proportionally reduced as a result of the reverse stock split, (ii) the reverse stock split does not adversely affect any other class of stock of the Company and (iii) the Company does not pay money or issue scrip to shareholders who would otherwise be entitled to receive a fractional share as a result of the reverse stock split. As described herein, the Reverse Stock Split complies with these requirements.

A copy of the certificate of change is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 is incorporated herein by reference to this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On September 15, 2020, the Company issued a press release regarding the Reverse Stock Split. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.1	Certificate of Change Pursuant to Nevada Revised Statutes Section 78.029, as filed on September 15, 2020
99.1	Press release, dated as of September 15, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Bull resources, inc.

Date: September 18, 2020	By:	/s/ Sean Fallis
	Name:	Sean Fallis
	Title:	Chief Financial Officer

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